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                                                                    EXHIBIT 99.1

                                                                   PRESS RELEASE


AT THE COMPANY BOARD                                      AT FINANCIAL RELATIONS
--------------------                                      ----------------------
Richard J. DePiano                                        Alison Ziegler
Chairman and CEO                                          212/445-8432
610/688-6830

FOR IMMEDIATE RELEASE


                ESCALON(R) MEDICAL CORP. COMPLETES $10.4 MILLION

                            PRIVATE EQUITY FINANCING


WAYNE, PA - MARCH 17, 2004 -- Escalon Medical Corp. (Nasdaq Small Cap: ESMC) today announced that it has completed a $10,400,000 private placement of common stock and common stock purchase warrants to accredited and institutional investors. The Company sold 800,000 shares of common stock at $13.00 per share. The investors also received warrants to purchase an additional 120,000 shares of common stock at an exercise price of $15.60 per share. The warrants cannot be exercised for 181 days. The net proceeds to the Company from the offering, after fees and expenses, will be approximately $9,845,000. The Keystone Equities Group of Oaks, Pennsylvania acted as placement agent on behalf of the Company in the private placement.

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"The new funding will enable us to strengthen our balance sheet and provide additional working capital for general corporate purposes," commented Richard J. DePiano, Chairman and Chief Executive Officer.

As the result of the private placement, Escalon Medical will have 5,015,829 shares of common stock outstanding, not including the shares issuable upon the exercise of the warrants.

The shares were offered in reliance on an exemption from the registration requirements of the Securities Act of 1933 (the "Securities Act"). The offering has not been registered under the Securities Act or any state securities laws, and the shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. Escalon Medical has agreed to file a registration statement covering the resale by the investors of the shares purchased and shares issuable upon exercise of the warrants. This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy shares or warrants and is being issued under Rule 135c under the Securities Act.

Founded in 1987, Escalon develops, markets and distributes ophthalmic diagnostic, surgical and pharmaceutical products as well as vascular access devices. The Company seeks to further diversify its product line to achieve critical mass in sales and take better advantage of the Company's distribution capabilities through internal product development, acquisitions or strategic partnerships. Escalon has headquarters in Wayne, Pennsylvania and manufacturing operations in Long Island, New York and New Berlin, Wisconsin.


                                    --More--


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Escalon Medical Corp.
Page 7


Note: This press release contains statements that are considered forward-looking under the Private Securities Litigation Reform Act of 1995, including statements about the Company's future prospects. They are based on the Company's current expectations and are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include whether the Company is able to improve upon the operations of the Company's business units, generate cash and identify, finance and enter into business relationships and acquisitions, uncertainties and risks related to new product development, commercialization, manufacturing and market acceptance of new products, marketing acceptance of existing products in new markets, research and development activities, including failure to demonstrate clinical efficacy, delays by regulatory authorities, scientific and technical advances by the Company or third parties, introduction of competitive products, third party reimbursement and physician training as well as general economic conditions. Further information about these and other relevant risks and uncertainties may be found in the Company's report on Form 10-K, and its other filings with the Securities and Exchange Commission, all of which are available from the Commission as well as other sources.


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